                                                             Exhibit 99(a)(iii)




                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 11-K



                         ------------------------------



               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   For the Fiscal Year Ended December 28, 1997


                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


Commission File Number 1-3215

                         ------------------------------


                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES

                            (Full title of the Plan)


                                JOHNSON & JOHNSON
                           ONE JOHNSON & JOHNSON PLAZA
                         NEW BRUNSWICK, NEW JERSEY 08933


           (Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office)

Item 4.  Financial Statements and Exhibits

         Report of Independent Accountants

         Financial Statements:
           Statements of Net Assets Available for Benefits as of December 31, 1997 and 1996

           Statements of Changes in Net Assets Available for Benefits for the years ended December 31, 1997 and 1996

         Notes to Financial Statements

           Supplemental Schedules:
           Schedule of Assets Held For Investment Purposes at December 31, 1996

           Schedule of Reportable Transactions for the year ended December 31, 1997

           Schedule of Non-exempt Transactions for the year ended December 31, 1997


Consent of Coopers & Lybrand L.L.P., dated June 25, 1998


The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          JOHNSON & JOHNSON SAVINGS PLAN
                                          FOR UNION REPRESENTED EMPLOYEES



                                          By: /s/ R.J. Darretta
                                              --------------------------------
                                              R. J. Darretta
                                              Chairman, Pension Committee
June 25, 1998

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                                   -----------



                            FINANCIAL STATEMENTS AND
                             SUPPLEMENTAL SCHEDULES

                          as of and for the years ended
                           December 31, 1997 and 1996

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                                      INDEX




Report of Independent Accountants                                                                2

Financial Statements:
            Statements of Net Assets Available for Benefits, with
            Fund Information as of December 31, 1997 and 1996                                    3-4

            Statements of Changes in Net Assets Available for
            Benefits, with Fund Information for the years ended
            December 31, 1997 and 1996                                                           5-6

            Notes to Financial Statements                                                        7-13

Supplemental Schedules:
            Item 27a - Schedule of Assets Held for Investment Purposes
            at December 31, 1997                                                                 14

            Item 27d - Schedule of Reportable Transactions for
            the year ended December 31, 1997                                                     15

            Item 27e - Schedule of  Nonexempt Transactions for
            the year ended December 31, 1997                                                     16

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Pension and Benefits Committees of
Johnson & Johnson

We have audited the accompanying statements of net assets available for benefits of the Johnson & Johnson Savings Plan for Union Represented Employees (the "Savings Plan") as of December 31, 1997 and 1996 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Savings Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Johnson & Johnson Savings Plan for Union Represented Employees as of December 31, 1997 and 1996 and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules as listed in the accompanying index on page 1 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Savings Plan's management. The Fund Information in the statements of net assets available for benefits and the related statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the statements of net assets available for benefits and statements of changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.


Parsippany, New Jersey
June 5, 1998

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS with FUND INFORMATION
                             As of December 31, 1997




                                                                              PARTICIPANT DIRECTED
                                               -----------------------------------------------------------------------------------
                                                              Fixed                 J&J              Diversified       Total
                                               USGS Fund    Interest Fund          Stock Fund         Equity Fund     Savings Plan
                                               ---------    -------------          ----------         -----------     ------------

ASSETS:

Deposits in Group Annuity Contracts (Note 2)                   $1,597,318                                              $ 1,597,318

Investments at Fair Value (Notes 2 and 5)                                         $12,291,567                           12,291,567

Investments in Master Trust (Notes 2 and 5)     $933,114                                               $3,075,579        4,008,693

Accrued Dividends and Interest Receivable          4,518            7,579                 238                               12,335
                                                --------       ----------         -----------          ----------      -----------

    Total Assets                                 937,632        1,604,897          12,291,805           3,075,579       17,909,913
                                                --------       ----------         -----------          ----------      -----------


LIABILITIES

Accrued Transfers                                 17,600           17,500             (37,200)              2,100
                                                --------       ----------         -----------          ----------      -----------

Net Assets Available for Benefits               $920,032       $1,587,397         $12,329,005          $3,073,479      $17,909,913
                                                ========       ==========         ===========          ==========      ===========



                        See Notes to Financial Statements

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS with FUND INFORMATION
                             As of December 31, 1996



                                                                              PARTICIPANT DIRECTED
                                                   ------------------------------------------------------------------------------
                                                                     Fixed              J&J          Diversified        Total
                                                  USGS Fund      Interest Fund       Stock Fund      Equity Fund     Savings Plan
                                                   --------        -----------      -----------       ----------      -----------

ASSETS:

Deposits in Group Annuity Contracts (Note 2)                        $1,308,439                                         $1,308,439

Investments at Fair Value (Notes 2 and 5)                                            $7,946,372                         7,946,372

Investments in Master Trust  (Notes 2 and 5)       $799,496                                           $1,946,825        2,746,321

Accrued Dividends and Interest Receivable             3,684              6,163              295                            10,142
                                                   --------        -----------      -----------       ----------      -----------

    Total Assets                                    803,180          1,314,602        7,946,667        1,946,825       12,011,274
                                                   --------        -----------      -----------       ----------      -----------


LIABILITIES

Accrued Transfers                                    15,200                             (37,500)          22,300
                                                   --------        -----------      -----------       ----------      -----------

Net Assets Available for Benefits                  $787,980         $1,314,602       $7,984,167       $1,924,525      $12,011,274
                                                   ========        ===========      ===========       ==========      ===========

                        See Notes to Financial Statements

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS with FUND INFORMATION
                      For The Year Ended December 31, 1997


                                                                                       PARTICIPANT DIRECTED
                                                         -------------------------------------------------------------------------
                                                                        Fixed            J&J           Diversified        Total
                                                        USGS Fund    Interest Fund    Stock Fund      Equity Fund     Savings Plan
                                                         --------     ----------     -----------       ----------      -----------

Employee Contributions (Note 3)                          $244,456       $443,802      $1,198,488         $697,584       $2,584,330

Employer Contributions (Note 3)                                                          562,673                           562,673

Interest                                                   48,796        101,901           3,097                           153,794

Dividends                                                                                146,281           37,409          183,690
                                                         --------     ----------     -----------       ----------      -----------
                                                          293,252        545,703       1,910,539          734,993        3,484,487

Additions to (Deductions From) Net Assets:

Payments to Participants (Note 4)                         (54,700)      (113,808)       (576,818)        (103,459)        (848,785)

Change in Unrealized Net Appreciation of Investments                                   2,371,878          251,300        2,623,178

Realized Net Gain on Sale of Investments                                                 194,679          386,920          581,599

Realized Net Gain on Stock Distributed                                                    58,160                            58,160

Assets Transferred (Note 2)                              (106,500)      (159,100)        386,400         (120,800)
                                                         --------     ----------     -----------       ----------      -----------
Net Increase                                              132,052        272,795       4,344,838        1,148,954        5,898,639

Net Assets Available for Benefits, Beginning of Year      787,980      1,314,602       7,984,167        1,924,525       12,011,274
                                                         --------     ----------     -----------       ----------      -----------

Net Assets Available for Benefits, End of Year           $920,032     $1,587,397     $12,329,005       $3,073,479      $17,909,913
                                                         ========     ==========     ===========       ==========      ===========


                        See Notes to Financial Statements

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS with FUND INFORMATION
                      For The Year Ended December 31, 1996


                                                                                       PARTICIPANT DIRECTED
                                                        ---------------------------------------------------------------------------
                                                                       Fixed              J&J           Diversified      Total
                                                        USGS Fund    Interest Fund       Stock Fund      Equity Fund   Savings Plan
                                                        ---------    -------------       ----------      -----------   ------------

Employee Contributions (Note 3)                          $272,130         $494,004       $1,153,253         $629,503     $2,548,890

Employer Contributions (Note 3)                                                             463,760                         463,760

Interest                                                   37,484           75,205            2,550                         115,239

Dividends                                                                                   103,356           27,269        130,625
                                                         --------       ----------       ----------       ----------    -----------
                                                          309,614          569,209        1,722,919          656,772      3,258,514

Additions to (Deductions From) Net Assets:

Payments to Participants (Note 4)                         (31,299)         (56,251)        (347,140)         (38,215)      (472,905)

Change in Unrealized Net Appreciation of Investments                                        895,736          150,845      1,046,581

Realized Net Gain on Sale of Investments                                                     81,000          148,204        229,204

Realized Net Gain on Stock Distributed                                                       43,644                          43,644

Assets Transferred (Note 2)                               (68,100)        (117,500)         273,100          (87,500)
                                                         --------       ----------       ----------       ----------    -----------

Net Increase                                              210,215          395,458        2,669,259          830,106      4,105,038

Net Assets Available for Benefits, Beginning of Year      577,765          919,144        5,314,908        1,094,419      7,906,236
                                                         --------       ----------       ----------       ----------    -----------

Net Assets Available for Benefits, End of Year           $787,980       $1,314,602       $7,984,167       $1,924,525    $12,011,274
                                                         ========       ==========       ==========       ==========    ===========


                        See Notes to Financial Statements

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS


1.      Organization:

        The Johnson & Johnson Savings Plan for Union Represented Employees (the "Plan" - a defined contribution plan) was established on January 1, 1993 by Johnson & Johnson (the "Company"). The Plan was designed to enhance the existing retirement program of eligible employees covered under collective bargaining agreements with the Company. The funding of the Plan is made through employee and Company contributions. The assets of the Plan are maintained in a Master Trust account ("Johnson & Johnson Savings Plan Trust") and transactions therein are executed by the trustee, Bankers Trust Company. The Johnson & Johnson Savings Plan Trust is allocated based upon the total of each individual participant's share of the Johnson & Johnson Savings Plan Trust.

2.      Summary of Significant Accounting Policies:

        Valuation of Investments:

        Equity investments in the Johnson & Johnson Stock Fund, administered by the Bankers Trust Company, are valued at the average of the high and low market price on the last business day of the year. The cost of equity investments in the Johnson & Johnson Stock Fund are recorded at the average market price of the stock transactions for the month during which the contribution is made.

        The investments in the U.S. Government Securities, Fixed Interest and Diversified Equity funds represent the Plan's share of assets in the Johnson & Johnson Savings Plan Trust. The U.S. Government Securities Fund ("USGS Fund") consists of Short-term obligations that are issued or guaranteed by the U.S. Government. Investments are valued at cost which approximates market. Deposits in group annuity contracts in the Fixed Interest Fund are recorded at their contract value, which approximates fair value because these investments have fully benefit-responsive features. Contract value represents contributions and reinvested income, less any withdrawals plus accrued interest. Participants may direct the withdrawal or transfer of all or a portion of their investment at contract value. However, withdrawals influenced by employer initiated events, such as in connection with the sale of a business, may result in a distribution at other than contract value. There are no reserves against contract values for credit risk of contract issuers or otherwise. The average yield and crediting interest rate of the Fixed Income Fund was 7.33 percent for 1997 and 7.09 percent for 1996. The crediting interest rate for the investment contracts is either agreed-to in advance with the issuer or varies based on an agreed-to formula, but cannot be less than zero.




                                    Continued

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued

2.      Summary of Significant Accounting Policies, (Continued):

        Equity investments and corporate obligations in the Diversified Equity Fund, managed by the Capital Guardian Trust Company and J.P. Morgan Investment Management, Inc., are traded on a national securities exchange and are valued at the last reported market sales price on the last business day of the year. Investments in the Diversified Equity Fund are purchased periodically by Capital Guardian Trust Company and J.P. Morgan Investment Management, Inc. based on the prevailing market values of the underlying investments.

        Temporary cash investments are stated at redemption value which approximates fair value.

        Transfers:

        Transfers among funds, which are made at the participant's election, have been presented as assets transferred.

        Use of Estimates:

        The preparation of the Plan's financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

        Risks and Uncertainties:

        The Plan provides for various participant investment options in funds which can invest in any combination of stocks, bonds, fixed income securities, mutual funds, and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statements of net assets available for benefits and the statements of changes in net assets available for benefits.

        Other:

        Interest and dividend income is recorded as earned on the accrual basis. Purchases and sales of investment securities are reflected on a trade-date basis. Gains and losses on sales of investment securities are determined on the average cost method.

        All third party administrative expenses were paid by the Company in 1997 and 1996. Beginning January 1, 1998, third party administrative expenses will be paid through the Plan, except costs of entering new investment vehicles which will be paid primarily by Johnson & Johnson.

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued


3.     Contributions:

       Participating employees may contribute a minimum of $0.16 per hour up to a maximum of $1.60 per hour up, depending on the negotiated contract rate, to the first forty hours worked in each payroll week. All contributions are on a pre-tax basis. Pre-tax contributions may not exceed $9,500 for 1997 and 1996. The Company contributes to the Plan, out of current or accumulated profits, an amount equal to 25% or 40% (depending on the negotiated collective bargaining agreement) of the employee directed contributions on the first $0.40 to $0.80 per hour directly into J&J Stock.

       Contributions are made to the Plan by participants through payroll deductions and by the Company on behalf of participants. Employee contributions are to be invested in any of the four investment funds at the direction of the participating employees. All Company contributions are made to the J&J Stock Fund.

       The number of participants invested in each fund at December 31, 1997 and 1996 was:

                                                    1997             1996
                                                    ----             ----
       U.S. Government Securities Fund               588              601
       Fixed Interest Fund                           812              820
       Johnson & Johnson Stock Fund                1,693            1,569
       Diversified Equity Fund                     1,059              977

       Participants may elect to invest in more than one fund and can change their investment direction twice a year. A total of 2,113 and 2,048 active and former employees had investments in the Plan for 1997 and 1996, respectively.

4.     Participant Accounts and Benefits:

       All participants are fully vested in their contributions and the company match. The benefit to which a Plan participant is entitled is the amount provided by contributions (Company and participant) and investment earnings thereon (including net realized and unrealized investment gains and losses) which have been allocated to such participant's account balance. Allocations are based on participant's earnings or account balances, as defined.

       Participants are allowed to withdraw their after-tax contributions and earnings thereon, at any time. Participants may withdraw before-tax contributions only upon meeting certain hardship conditions.

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued


5.     Investments:

       Investments held by the Plan as of December 31, 1997 are summarized as follows:

                                                 Johnson & Johnson
                                                     Stock Fund
                                          --------------------------------
                                             Fair Value         Cost
                                          --------------    --------------
       Common Stocks:
          Johnson & Johnson                  $12,291,539        $7,074,363
       Temporary Cash Investments                     28                28
                                          --------------    --------------
                                             $12,291,567        $7,074,391
                                          ==============    ==============

           The investments in the U.S.G.S., Fixed Interest, and the Diversified Equity Funds reflected in the accompanying Statement of Net Assets Available for Benefits represent the Plan's share of investments (approximately 0.5% of fair value) held by the Johnson & Johnson Savings Plan Trust. Total investments held by the Savings Plan Trust on behalf of the Plan and the Johnson & Johnson Savings Plan are summarized as follows:

        Description                                             Fair Value              Cost
                                                             --------------         -------------
        USGS Fund:
            U.S. Government Securities - Short Term             $23,731,721           $23,731,721
            Other*                                                  114,306               114,306

        Fixed Interest Fund:
            Deposits in Group Annuity Contracts                 620,414,165           620,414,165
            Other*                                                2,943,913             2,943,913

        Diversified Equity Fund:
            Common Stocks                                       554,290,739           406,787,164
            Other*                                                1,156,321             1,156,321
                                                             --------------         -------------

                                                             $1,202,651,165        $1,055,147,590
                                                             ==============        ==============



              * Other consists of interest and/or dividends receivable.

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued

5.     Investments, (continued):

       Investments held by the plan as of December 31, 1996 are summarized as follows:

                                                            Johnson & Johnson
                                                                Stock Fund
                                                    -------------------------------
                                                        Fair Value          Cost
                                                    --------------    --------------
       Common Stocks:
           Johnson & Johnson                            $7,946,360        $5,101,062
       Temporary Cash Investments                               12                12
                                                    --------------    --------------

                                                        $7,946,372        $5,101,074
                                                    ==============    ==============


       The investments in the U.S.G.S., Fixed Interest, and the Diversified Equity Funds reflected in the accompanying Statement of Net Assets Available for Benefits represent the Plan's share of investments (approximately 0.4% of fair value) held by the Johnson & Johnson Savings Plan Trust. Total investments held by the Trust on behalf of the Plan and the Johnson & Johnson Savings Plan are summarized as follows:

              Description                                                   Fair Value                Cost
                                                                          --------------          ------------
              USGS Fund:
                  U.S. Government Securities - Short Term                    $18,055,692           $18,055,692
                  Other*                                                          84,130                84,130

              Fixed Interest Fund:
                  Deposits in Group Annuity Contracts                        612,131,658           612,131,658
                  Other*                                                       2,857,861             2,857,861

              Diversified Equity Fund:
                  Common Stocks                                              369,796,552           269,727,282
                  Other*                                                         623,223               623,223
                                                                          --------------          ------------

                                                                          $1,003,549,116          $903,479,846
                                                                          ==============          ============


              * Other consists of interest and/or dividends receivable.

                    Realized gains on investments sold and distributed during the years ended December 31, 1997 and 1996 are summarized as follows:

                               J&J Stock Fund                           Diversified Equity Fund
                  --------------------------------------          --------------------------------------
                  Book Value       Proceeds         Gain          Book Value        Proceeds        Gain
                  ----------       --------         ----          ----------        --------        ----

      1997         $293,544         $546,383      $252,839        $2,374,058       $2,760,978     $386,920
      1996          162,873          287,517       124,644           963,658        1,111,862      148,204

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued


6.   Tax Status:

     The Internal Revenue Service has determined and informed the Company by a letter dated April 26, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with applicable requirements of the IRC.

7.   Termination Priorities:

     The Company has the right to terminate the Plan at any time and in the event the Plan is terminated, subject to conditions set forth in ERISA, the amount of each participant's account balance in the Plan is fully vested.

8.   Concentrations of Credit Risk

     Financial instruments which potentially subject the Plan to concentrations of credit risk consist principally of the Fixed Interest Fund holdings in fully benefit-responsive group annuity contracts with insurance and other financial institutions.

     The Fund places its fully benefit-responsive group annuity contracts with high-credit quality institutions and, by policy, limits the amount of credit exposure to any one financial institution. If any of the insurance companies that the group annuity contracts are invested with fail to perform according to the contract, the asset value of the Plan could be impaired.

9.   Reconciliation of Financial Statements to Form 5500:

     The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                                                 December 31,        December 31,
                                                                                     1997                1996
                                                                                 ------------        -----------
       Net Assets Available for Benefits                                         $ 17,909,913        $12,011,274
         Per the Financial Statements
       Amounts Allocated to Withdrawing Participants                                  (51,617)           (39,613)
                                                                                 ------------        -----------
       Net Assets Available for Benefits Per the Form 5500                       $ 17,858,296        $11,971,661
                                                                                 ============        ===========

                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued


9. Reconciliation of Financial Statements to Form 5500 (continued):

                                                                                   Year Ended        Year Ended
                                                                                   December 31,      December 31,
                                                                                       1997              1996
                                                                                    ---------           --------
       Benefits Paid to Participants Per the Financial Statements                   $848,785            $472,905

       Add: Amounts Allocated to Withdrawing Participants at
              December 31, 1997 and 1996                                              51,617              39,613

       Less: Amounts Allocated to Withdrawing Participants
              at December 31, 1996 and 1995                                           (39,613)           (23,713)
                                                                                    ---------           --------

       Benefits Paid to Participants Per the Form 5500                              $ 860,789           $488,805
                                                                                    =========           ========

       Amounts allocated to the withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1997 and 1996 but not yet paid as of that date.

                                                           Supplemental Schedule


                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AS OF DECEMBER 31, 1997


  FACE AMOUNT
   OR SHARES      ISSUES                        COST                FAIR VALUE
   ---------      ------                        ----                ----------

                  J&J STOCK FUND

                  Common Stock

186,148 shs.      Johnson & Johnson            $7,074,363          $12,291,539

                  Temporary Investments

  $28             BT Pyramid Directed
                  Account Cash Fund                    28                   28
                                               ----------          -----------

                  Total J&J Stock Fund         $7,074,391          $12,291,567
                                               ==========          ===========

                                                           Supplemental Schedule



                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997





                                                 DISPOSED                                          ACQUIRED
                                  -------------------------------------------------         --------------------
SECURITY/PARTY                                                                GAIN/
DESCRIPTION                       SALES         COSTS            PROCEEDS    (LOSS)         PURCHASES      COSTS
                                  -----         -----            --------     -----         ---------      -----
                            # of Transactions                                           # of Transactions

SERIES OF TRANSACTIONS:

BT Pyramid Directed
Account-Cash Fund                   (a)        $1,883,968       $1,883,968       0           (a)          $1,854,812

Johnson & Johnson
Common Stock                                                                                 122          $1,831,811



(a) Trustee is unable to provide detailed information on the number of transactions.

                                                           Supplemental Schedule



                         JOHNSON & JOHNSON SAVINGS PLAN
                         FOR UNION REPRESENTED EMPLOYEES
                  ITEM 27e - SCHEDULE OF NONEXEMPT TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                          PURCHASES                                                SALES
                                -------------------------------                          ---------------------
NAME                            AFFILIATION                COST                          SALES PRICE      GAIN
----                            -----------                ----                          -----------      ----

Johnson & Johnson
Common Stock               Plan Administrator             $1,831,811                         $ -            $ -

                       COOPERS & LYBRAND L.L.P. LETTERHEAD

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Johnson & Johnson Savings Plan for Union Represented Employees on Form S-8 (File No. 33-52252) of our report dated June 5, 1998 on our audits of the financial statements and financial statement schedules of Johnson and Johnson Savings Plan as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996, which report is included in the Form 11-K.

                                                        COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
June 26, 1998